Exhibit 10.17

Type: Time- and Performance-Based Option
Name:
Number of Shares Subject to Option:
Price per Share:
Date of Grant:

HEALTHCARE TECHNOLOGY HOLDINGS, INC.

2010 EQUITY INCENTIVE PLAN

THIS AWARD AND ANY SECURITIES ISSUED UPON EXERCISE OF THIS OPTION ARE SUBJECT TO RESTRICTIONS ON VOTING AND TRANSFER AND REQUIREMENTS OF SALE AND OTHER PROVISIONS AS SET FORTH IN THE MANAGEMENT STOCKHOLDERS AGREEMENT (AS DEFINED IN THE HEALTHCARE TECHNOLOGY HOLDINGS, INC. 2010 EQUITY INCENTIVE PLAN).

HEALTHCARE TECHNOLOGY HOLDINGS, INC. STRONGLY ENCOURAGES YOU TO SEEK THE ADVICE OF YOUR OWN LEGAL AND FINANCIAL ADVISORS WITH RESPECT TO YOUR AWARD AND ITS TAX CONSEQUENCES.

SENIOR MANAGEMENT NONSTATUTORY OPTION AGREEMENT

1. Grant of Option. This agreement (the “Agreement”) evidences the grant by Healthcare Technology Holdings, Inc. (the “Company”) to the undersigned (the “Optionee”) on [                ] (the “Date of Grant”) of an option (the “Option”) under the Healthcare Technology Holdings, Inc. 2010 Equity Incentive Plan (the “Plan”), the terms of which are incorporated herein by reference, to purchase, in whole or in part, on the terms provided herein and in the Plan, the number of shares of Stock set forth in Schedule A (the “Shares”) with an exercise price of $[        ] per share (the Fair Market Value of the Stock on the Date of Grant), in each case subject to adjustment pursuant to Section 7 of the Plan. The Option will vest in accordance with Section 3 below.

The Option evidenced by this Agreement is intended to be a nonstatutory option (that is, an option not described in subsection (b) of Section 422) and is granted to the Optionee in connection with the Optionee’s Employment by the Company and its qualifying subsidiaries. For purposes of the immediately preceding sentence, “qualifying subsidiary” means a subsidiary of the Company as to which the Company has a “controlling interest” as described in Treas. Regs. § 1.409A-1(b)(5)(iii)(E)(1).

2. Meaning of Certain Terms. Except as otherwise defined herein, all capitalized terms used in this Agreement shall have the same meaning as in the Plan. The following terms shall have the following meanings:

(a) “Annual EBITDA” means Consolidated Adjusted EBITDA for the applicable fiscal year ending December 31.

(b) “Annual EBITDA Target” has the meaning set forth in Schedule A.

(c) “Beneficiary” means, in the event of the Optionee’s death, the beneficiary named in the written designation (in form acceptable to the Administrator) most recently filed with the Administrator by the Optionee prior to death and not subsequently revoked, or, if there is no such designated beneficiary, the executive or administrator of the Optionee’s estate. An effective beneficiary designation shall be treated as having been revoked only upon receipt by the Administrator, prior to the Optionee’s death, of an instrument of revocation in form acceptable to the Administrator. If the Option or any portion thereof has been transferred to a Permitted Transferee who is a natural person and such Permitted Transferee dies while the Option or transferred portion thereof is outstanding, the Option or portion thereof so transferred may thereafter be exercised, to the extent it remains exercisable and subject to such limitations as the Administrator may impose, by the person or persons to whom it passed from the Permitted Transferee by the applicable laws of descent and distribution.

(d) “Cash Proceeds” means, as of any Determination Date occurring after the Closing Date, the cumulative total of all cash and Marketable Securities actually received by the Investors after the Closing Date and on or before such Determination Date in respect of the Investors’ Initial Equity Investment, excluding, for the avoidance of doubt, management, consulting, monitoring, advisory or similar fees paid to affiliates of the Investors that are contemplated by the Management Services Agreement dated February 26, 2010 by and among the Company, Healthcare Acquisition, Inc., Healthcare Technology Intermediate Holdings, Inc., Healthcare Technology Intermediate, Inc., TPG Capital, L.P. and the other parties thereto (the “Management Agreement”) or associated with the termination of such agreement.

(e) “Closing Date” means February 26, 2010.

(f) “Consolidated Adjusted EBITDA” has the meaning set forth in the Credit and Guaranty Agreement dated as of February 26, 2010 among IMS Health Incorporated, IMS AG, IMS Japan K.K., Healthcare Technology Intermediate Holdings, Inc., Goldman Sachs Lending Partners LLC, Bank of America, N.A., Barclays Capital, HSBC Securities (USA) Inc., RBC Capital Markets, Fifth Third Bank, General Electric Capital Corporation, Mizuho Corporate Bank, Ltd., Suntrust Bank and the other parties thereto, except that for purposes of this Agreement, Consolidated Adjusted EBITDA shall be determined without regard to subsection (i) of such definition.

(g) “Cumulative EBITDA” means the sum of the Annual EBITDA for the relevant fiscal year and the immediately preceding fiscal year. This amount is then used to test whether the applicable Cumulative EBITDA Target has been met.

(h) “Cumulative EBITDA Target” has the meaning set forth in Schedule A.

(i) “Determination Date” means as to any cash received by the Investors in respect of their Initial Equity Investment, the date such cash is actually received, or as to any Marketable Securities actually received by the Investors in respect of their Initial Equity Investment, the “measurement date” as referred to in Section 2(p) below.

(j) “Initial Equity Investment” means the Shares issued to the Investors as of February 26, 2010, including any stock, securities or other property or interests received by the Investors in respect of such shares in connection with any stock dividend or other similar distribution, stock split or combination of shares, recapitalization, conversion, reorganization, consolidation, split-up, spin-off, combination, repurchase, merger, exchange of stock or other transaction or event that affects the Company’s capital stock occurring after the date of issuance, but not including, for the avoidance of doubt, any stock or other securities issued to the Investors or any of them in respect of any subsequent investment or capital contribution made by the Investors or any of them.

(k) “Initial Investment Value” means $[        ].

(l) “Investors” has the same meaning as set forth in the Management Stockholders Agreement.

(m) “IRR” means the internal rate of return actually earned by the Investors on their cash investment to purchase shares of Stock. The internal rate of return shall take into account the amount and timing of all (i) cash dividends and distributions to such Investors in respect of the shares of Stock owned by them (excluding, for the avoidance of doubt, management, consulting, monitoring, advisory or similar fees paid to affiliates of the Investors that are contemplated by the Management Agreement or associated with the termination of such agreement), (ii) cash proceeds from the sale or other disposition of any such shares of Stock and (iii) Marketable Securities received in respect of such shares of Stock.

(n) “Merger” has the same meaning as that term is defined in the Management Stockholders Agreement.

(o) “Option Holder” means the Optionee or, if as of the relevant time the Option has passed to a Beneficiary or Permitted Transferee, the Beneficiary or Permitted Transferee, as the case may be, who holds the Option pursuant to the terms of this Agreement.

(p) “Marketable Securities” means any equity security (including Stock or any security issued by the Company in substitution or exchange for such Stock) that is both (i) of a class that includes equity securities that are listed on a national securities exchange and (ii) registered under the Securities Exchange Act of 1934, as amended, in each case as of the applicable determination date; provided, however, that Marketable Securities shall not include any such equity securities described above to the extent that, and only for so long as, the equity securities of such type or class received by the Investors are subject to a contractual lock-up or similar agreement restricting transferability or may not be distributed or resold without volume limitation or other restrictions on transfer under Rule 144 under the Securities Act of 1933, as amended (or any successor provision thereof), including without application of paragraphs (c), (e), (f) and (h) of such Rule 144. For purposes of this Agreement, the value of the Marketable Securities on any “measurement date” (which shall be the date of initial receipt of Marketable Securities by the Investors, the date any such contractual lockup or similar restriction expires or the last day of each calendar quarter beginning with the calendar quarter within which the initial receipt of Marketable Securities by the Investors occurred) shall be equal to the average of the Trading Price of such Marketable Securities over each of the forty-five (45) consecutive Trading Days immediately preceding (and including) such measurement date; provided, however, that the Administrator shall be entitled to make equitable adjustments to such valuation methodology in the event of an extraordinary transaction occurring during any such forty-five (45) Trading Day period ending on such measurement date.

(q) “Performance Period” means the five (5) year period beginning on [            ] and ending on [            ].

(r) “Permitted Transferee” means a transferee of the Option pursuant to a transfer described at Section 7 below.

(s) “Trading Day” means each business day during such calendar quarter in which the Trading Price of the Stock or Marketable Securities, as applicable, is reported by the principal securities exchange or, solely in the case of Stock, furnished by a member of the National Association of Securities Dealers, inc. (“NASD”) selected by the Board or determined by the Board in good faith.

(t) “Trading Price” means (i) the closing price on such day of a share of Stock or Marketable Securities, as applicable, as reported on the principal securities exchange on which shares of Stock or Marketable Securities, as applicable, are then listed or admitted to trade or (ii) if not so reported, as furnished by any member of the NASD selected by the Board. In the event that the price of a share of Stock is not so reported or furnished, the Trading Price will be determined by the Board in good faith.

(u) “Tranche 1 Options” means the portion of the Option to purchase the number of shares of Stock set forth in Schedule A that is subject to time-based vesting in accordance with the terms of this Agreement, including Schedule A, and the Plan.

(v) “Tranche 2 Options” means the portion of the Option to purchase the number of shares of Stock set forth in Schedule A that is subject to time-based and performance-based vesting in accordance with the terms of this Agreement, including Schedule A, and the Plan.

3. Vesting; Method of Exercise; Treatment of the Option Upon Cessation of Employment.

(a) Generally. As used herein with respect to the Option or any portion thereof, the term “vest” means to become exercisable. Unless earlier terminated, relinquished or expired, the Tranche 1 Options and the Tranche 2 Options shall vest in accordance with the terms of Schedule A applicable thereto.

(b) Exercise of the Option. No portion of the Option may be exercised until such portion vests and, with respect to the Tranche 2 Options, is earned under Schedule A. Each election to exercise any vested, and with respect to the Tranche 2 Options, earned portion of the Option shall be subject to the terms and conditions of the Plan and shall be in writing, signed by the Optionee or by the Beneficiary or Permitted Transferee to whom such portion of the Option has passed (subject to any restrictions provided under the Plan and the Management Stockholders Agreement). Each such written exercise election must be received by the Company at its principal office and be accompanied by payment in full as provided in the Plan. The purchase price may be paid (i) by cash or check acceptable to the Administrator, (ii) by such other means, if any, as may be acceptable to the Administrator, or (iii) by any combination of the foregoing permissible forms of payment; provided, however, that in addition to the foregoing, in the event of an exercise of the Option, or a portion of the Option, in connection with or following a cessation of Employment as result of death, Disability, termination by the Company without Cause, voluntary resignation for Good Reason or due to the Optionee’s Retirement, or a voluntary resignation without Good Reason after [            ], or in the event of an exercise of the Option, or a portion of the Option on or immediately prior to the Final Exercise Date while the Optionee remains employed, the purchase price may be paid, at the Optionee’s election, on a cashless basis under which shares of Stock otherwise deliverable under the Option and having a Fair Market Value equal to the exercise price are withheld by the Company in accordance with the Plan. In the event that the Option is exercised by a person other than the Optionee, the Company will be under no obligation to deliver Shares hereunder unless and until it is satisfied as to the authority of the Option Holder to exercise the Option. The latest date on which the Option or any portion thereof may be exercised is the 10th anniversary of the Date of Grant, (the “Final Exercise Date”), and if not exercised by such date the Option or any remaining portion thereof will thereupon immediately terminate.

(c) Treatment of the Option Upon Cessation of Employment. If the Optionee’s Employment ceases, the Option to the extent not already vested will be immediately forfeited and any vested portion of the Option will be treated as follows:

(i) Subject to (ii), (iii), (iv), (v) and (vi) below and Schedule A (with respect to Tranche 2 Options), the Option, to the extent exercisable immediately prior to the cessation of the Optionee’s Employment, will remain exercisable until the earlier of (i) 30 days following cessation of Employment or (ii) the Final Exercise Date, and, unless previously exercised, will thereupon immediately terminate.

(ii) In the event of cessation of the Optionee’s Employment by reason of death or Disability, the Option, to the extent exercisable immediately prior to Optionee’s death or Disability, will remain exercisable until the earlier of (i) the first anniversary of the Optionee’s death or Disability, or (ii) the Final Exercise Date, and, unless previously exercised, will thereupon immediately terminate.

(iii) In the event of cessation of the Optionee’s Employment by the Company without Cause or by the Optionee for Good Reason, the Option, to the extent exercisable immediately prior to the cessation of the Optionee’s Employment, will remain exercisable until the earlier of (i) 90 days following cessation of Employment, or (ii) the Final Exercise Date, and, unless previously exercised, will thereupon immediately terminate.

(iv) In the event of cessation of the Optionee’s Employment due to the Optionee’s Retirement, the Option, to the extent exercisable immediately prior to the cessation of the Optionee’s Employment, will remain exercisable until the earlier of (i) 90 days following cessation of Employment, or (ii) the Final Exercise Date, and, unless previously exercised, will thereupon immediately terminate.

(v) The Option will terminate immediately prior to a cessation of the Optionee’s Employment if such cessation of Employment has resulted in connection with an act or failure to act constituting Cause.

(vi) In the event the Optionee terminates Employment for any reason and, within 18 months of such termination date, breaches any non-competition or non-solicitation covenant or materially breaches any confidentiality, non-disclosure or other similar covenant, the Option will be treated as having terminated immediately prior to such cessation of Employment.

4. Adjustment of Annual and Cumulative EBITDA Targets. Annual and Cumulative EBITDA targets for a particular fiscal year as described in Schedule A will be adjusted to reflect the consequences of future acquisitions and dispositions, future reasonable management and investment banking fees consistent with industry standards, the impact of foreign currency exchange rates or in the event of changes in GAAP. Any such adjustments shall be made in good faith by the Administrator in its discretion after consultation with the CEO and due consideration of his recommendations related to the foregoing.

5. Share Restrictions, etc. Except as expressly provided herein, the Optionee’s rights hereunder and with respect to Shares received upon exercise are subject to the restrictions and other provisions contained in the Management Stockholders Agreement.

6. Legends, etc. Shares issued upon exercise shall bear such legends as may be required or provided for under the terms of the Management Stockholders Agreement.

7. Transfer of Option. The Option may only be transferred to a legal representative in the event of the Optionee’s incapacity or to one or more transferees permitted under Section 6(a)(3) of the Plan.

8. Withholding. The exercise of the Option will give rise to “wages” subject to withholding. The Optionee expressly acknowledges and agrees that the Optionee’s rights hereunder, including the right to be issued Shares upon exercise, are subject to the Optionee promptly paying to the Company in cash (or by such other means as may be acceptable to the Administrator in its discretion) all taxes required to be withheld. In the event of an exercise of the Option, or a portion of the Option, in connection with or following a cessation of Employment as result of death, Disability, termination by the Company without Cause, voluntary resignation for Good Reason or the Optionee’s Retirement, or a voluntary resignation without Good Reason after [            ], or in the event of an exercise of the Option, or a portion of the Option, on or immediately prior to the Final Exercise Date while the Optionee remains employed, the Optionee may elect to have shares of Stock held back by the Company having a Fair Market Value equal to the applicable minimum tax withholding requirements in accordance with the Plan. The Optionee also authorizes the Company and its subsidiaries to withhold such amount from any amounts otherwise owed to the Optionee and the Company may so withhold.

9. Treatment of the Option upon Consummation of a Covered Transaction.

(a) Notwithstanding Section 7(a)(3) of the Plan that permits the Administrator, in its discretion, to accelerate the exercisability of Awards in connection with a Covered Transaction in which there is no assumption, continuation, substitution or cash-out of an Award, the portion of the Tranche 1 Option that is outstanding immediately prior the consummation of a Covered Transaction, to the extent that it is not assumed, continued, substituted or cashed-out in connection with the Covered Transaction in accordance with the terms of the Plan, shall vest in full immediately prior to the consummation of such Covered Transaction.

(b) For the avoidance of doubt, the Tranche 2 Option (or portion thereof) that does not vest and become earned in connection with a Covered Transaction occurring on or prior to [            ] as a result of the targets set forth in the penultimate paragraph of Schedule A hereto not having been satisfied in connection with such Covered Transaction shall, to the extent practicable, remain outstanding and eligible to vest and become earned based on attainment of the Annual EBITDA Target(s) or Cumulative EBITDA Target(s) set forth in Schedule A hereto, and if such treatment is not practicable, such Tranche 2 Option (or portion thereof) shall vest and become earned immediately prior to the consummation of such Covered Transaction. On or after [            ], to the extent that the Tranche 2 Options do not vest and become earned in connection with a Covered Transaction, such Tranche 2 Options shall thereupon terminate upon the consummation of the Covered Transaction with no consideration due to the Optionee.

10. Effect on Employment. Neither the grant of the Option, nor the issuance of Shares upon exercise of the Option, shall give the Optionee any right to be retained in the employ of the Company or any of its Affiliates, affect the right of the Company or any of its Affiliates to discharge or discipline such Optionee at any time, or affect any right of such Optionee to terminate his or her Employment at any time.

11. Other Undertakings.

(a) To protect the interests of the Company and its direct and indirect subsidiaries (collectively, the “IMS Companies”), including the confidential information of the IMS Companies and the confidential information of their respective customers, data suppliers, prospective customers and other companies with which the IMS Companies have a business relationship, and in consideration of the covenants and promises and other valuable consideration described in this Agreement, the Company and the Optionee agree as follows:

(b) The Optionee acknowledges and agrees that he is bound by the confidentiality and other covenants contained in the restrictive covenant and confidentiality agreements that he has executed with an IMS Company, which covenants and agreements are incorporated herein by reference and shall survive any exercise, expiration, forfeiture or other termination of this Agreement or the Option issuable hereunder. The Optionee also acknowledges and agrees that the Company shall be an affiliate for purposes of such restrictive covenant and confidentiality agreements.

(c) The Optionee acknowledges the opportunity to participate in the Plan and the financial benefits that may accrue from such participation, is good, valuable and sufficient consideration for the following:

(i) The Optionee acknowledges and agrees that he is and will remain bound by the non-competition and non-solicitation covenants contained in the restrictive covenant agreement(s) that he has executed with any of the IMS Companies.

(ii) The Optionee further acknowledges and agrees that the period during which the non-competition and non-solicitation covenants will apply following a termination of employment shall be extended from twelve months to eighteen months; provided, however, that the remedies available for breach of any non-competition or non-solicitation covenants during such extended six-month period shall be limited to the following: (x) the rights and remedies of the Company set forth in Section 5 of the Management Stockholders Agreement, (y) the forfeiture of the Option for no consideration, and (z) in respect of the Option (or portion thereof) exercised by the Optionee prior to any such breach or subsequent thereto and prior to the forfeiture of such award required by this Section 11(c)(ii), the Optionee shall pay to the Company an amount equal to the difference between the exercise price of the Option and the per-share proceeds of any sale of Stock acquired upon such exercise multiplied by the number of shares of Stock so sold. The Company shall also be entitled to the foregoing remedies in the event of a material breach of any confidentiality, non-disclosure or other similar covenant contained in the restrictive covenant and confidentiality agreements that the Optionee has executed with an IMS Company.

12. Governing Law. This Agreement and all claims arising out of or based upon this Agreement or relating to the subject matter hereof shall be governed by and construed in accordance with the domestic substantive laws of the State of Delaware without giving effect to any choice or conflict of laws provision or rule that would cause the application of the domestic substantive laws of any other jurisdiction.

By acceptance of the Option, the undersigned agrees hereby to become a party to, and be bound by the terms of, the Management Stockholders Agreement.

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Executed as of the      day of             ,         .

Healthcare Technology Holdings, Inc.	HEALTHCARE TECHNOLOGY HOLDINGS, INC.

By:
Name:
Title:

Optionee
Signature

Print Name

[Signature Page to Management Nonstatutory Option Agreement]